UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 13, 2013

VERITY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-147367	38-3767357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47184 258th Street, Sioux Falls, SD 57107
(Address of principal executive offices)

Registrant’s telephone number, including area code: (360) 473-1160

Copy of correspondence to:

Marc J. Ross, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Richard Kamolvathin as Chief Executive Officer

Effective November 14, 2013, Verity Corp. (the “Company”) appointed Richard Kamolvathinas Chief Executive Officer.

Mr. Kamolvathin, age 44, has been President of the Company since October 25, 2013 and Executive Vice President of Verity Farms LLC, a wholly owned subsidiary of the Company, since February 2011. Mr. Kamolvathin was appointed as a member of the Company’s Board of Directors on October 21, 2013. From June 2006 through January 2011, Mr. Kamolvathin was a sustainable agriculture field advisor for the Rice Bank Foundation, United Nations Thailand. Prior to such positions, Mr. Kamolvathin worked in the financial services industry.

There is no understanding or arrangement between Mr. Kamolvathin and any other person pursuant to which Mr. Kamolvathin was selected as an officer.  Mr. Kamolvathin does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Appointment of James White as Chief Operating Officer

On November 13, 2013, the Company appointed James White, age 62, as Chief Operating Officer, effective as of November 15, 2013. In 2004, Mr. Wright founded JLW Communications, a consulting company for sales, marketing and strategic management, including five years of consulting work for the Company. Mr. Wright previously served as president of Triumph Boats, president of McCulloch Corporation and vice president of Deere & Company.

There is no understanding or arrangement between Mr. White and any other person pursuant to which Mr. White was selected as an officer.  Mr. White does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Appointment of Ken Wright as Chief Financial Officer

On November 13, 2013, the Company entered into an agreement with LLS Enterprises, Inc. (“LLS”), pursuant to which Ken Wright, age 51, will serve as Chief Financial Officer of the Company on a part time basis. Mr. Wright has been a Certified Public Accountant for more than 15 years. Since January 2009, Mr. Wright has served as Director for Advance Finance, LLC, an accounting service provider. From July 2005 through 2008, Mr. Wright served as director of Growth Finance, LLC, an accounting service provider.

There is no understanding or arrangement between Mr. Wright and any other person pursuant to which Mr. Wright was selected as an officer.  Mr. Wright does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Resignation of Duane Spader

On November 14, 2013, Duane Spader resigned as Chief Executive Officer of the Company.  Mr. Spader will continue to serve as a member of the Board of Directors of the Company. In submitting his resignation, Mr. Spader did not express any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITY CORP.

Dated: November 15, 2013	By:	/s/ RICHARD KAMOLVATHIN
Richard Kamolvathin
Chief Executive Officer and President